Exhibit 99.1

Emerald Oil Reports First Quarter 2014 Financial and Operational Results;

Increases and Updates 2014 Guidance

DENVER, CO – May 5, 2014 — Emerald Oil, Inc. (NYSE MKT: EOX) (“Emerald” or the “Company”) today announced financial and operational results for the quarter ended March 31, 2014 and increased and updated guidance for 2014.

Highlights

•	First quarter of 2014 production of 225,905 BOE, an average of approximately 2,511 BOEPD, an increase of 3% compared to the fourth quarter of 2013 and 136% compared to the first quarter of 2013;
•	Reduction of per unit LOE costs during the first quarter of 2014 to approximately $11.59 per BOE, a decrease of 33% compared to the fourth quarter of 2013;
•	First quarter of 2014 Adjusted EBITDA of $9.0 million;
•	Adjusted net income attributable to common shareholders of $2.5 million or $0.04 per share (basic) for the first quarter of 2014 and net loss attributable to common shareholders of $1.7 million or $0.02 per share loss (basic);
•	Increased 2014 drilling and completion CAPEX guidance by $68 millon to $250 million which accounts for the addition of a fourth operated rig late in the third quarter of 2014;
•	Increased 2014 average production guidance to 3,700 BOEPD and 2014 exit rate guidance to 4,900 BOEPD;
•	Raised Low Rider operating area type curve assumption to 600 MBOE EUR and increased Low Rider operating area downspacing assumptions to 12 wells per drilling spacing unit;
•	Reduced Low Rider operating area well cost assumptions to $9.5 million per well

McAndrew Rudisill, Emerald’s Chief Executive Officer, stated, “Despite extreme weather during the first quarter of 2014, our operations team delivered strong production growth while significantly reducing per unit operating costs quarter over quarter. The recent addition of a third drilling rig and second frac spread allowed Emerald to both initiate drilling operations in Easy Rider and to work through the backlog of wells waiting on completion in Low Rider. The third drilling rig and second frac spread position Emerald for a year of strong production growth. Accordingly, we are increasing 2014 production guidance to account for the completion acceleration and the continued strong performance of our wells in Low Rider. Adding a fourth rig to our operated program late in the third quarter of 2014 will allow us to accelerate converting undeveloped leasehold position to production, cash flow and reserves of which we will begin seeing the results in the first quarter of 2015. We are well positioned to fund the increase to our 2014 capital budget because of our recent convertible debt offering. Assuming we maintain a four rig program during 2015, we anticipate our drilling and completion budget will range between $350 - $375 million and allow us to drill approximately 38 net wells.”

First Quarter 2014 Production

For the first quarter of 2014, Emerald’s total production volumes on a BOE basis increased 136% as compared to the first quarter of 2013. During the first quarter of 2014, Emerald realized an $81.96 average price per Bbl of oil (including settled derivatives) compared to an $84.21 average price per Bbl of oil during the first quarter of 2013. For detailed well performance data see Emerald’s corporate presentation (available on its website, www.emeraldoil.com).

	Quarter Ended March 31,
	2014	2013
Sales Volume (Total)
Oil (Bbls)	213,978	89,112
Gas (Mcf)	71,561	40,195
Sales volumes (Boe)	225,905	95,811

Average Daily Sales
Oil (Bbls)	2,378	990
Gas (Mcf)	795	447
Sales volumes (Boe)	2,511	1,065

Average Sales Prices
Oil, Net of Settled Derivatives (Bbls)	$83.56	$88.04
Gas (Mcf)	8.86	5.55
Barrel of Oil Equivalent with Settled Derivatives (Boe)	$81.96	$84.21

2014 Guidance

	Boe/d*
	Previous	Updated
2Q 2014 Average	3,250	3,500
3Q 2014 Average	4,000	4,200
4Q 2014 Average	4,150	4,600

2014 Average	3,550	3,700
2014 Exit Rate	4,250	4,900

*Production guidance based on a 600 Mboe EUR for Low Rider and a 550 Mboe EUR for Easy Rider.

	2014 Capital Expenditures ($mm)
	Previous	Updated
2014 Drilling and Completion Budget *	$182.0	$250.0
2014 Land Budget**	$125.0	$150.0
Estimated Well Cost	$10.0	$9.5

Net Operated Well Count	18.2	25.5

*Approximately $56.0 mm of the total amount has been spent YTD

**Approximately $88.4 mm of the total amount has been spent YTD

Financial Results

Revenues from sales of oil and natural gas for the first quarter of 2014 were $19.1 million compared to $8.2 million for the first quarter of 2013. The increase is primarily due to higher production as a result of the Company’s well completions and its acquisition of certain properties in its Low Rider operating area. Crude oil revenue accounted for approximately 97% of oil and natural gas sales recorded during the first quarter of 2014.

Production expenses for the first quarter of 2014 were $2.6 million, or $11.59 per BOE, a 7% increase per BOE over the first quarter of 2013 and a decrease of 33% over the fourth quarter of 2013. The Company attributes the decrease in LOE for the sequential quarters to a reduction in normal well maintenance, the majority of which consisted of replacing diesel compression and generation equipment with natural gas powered equipment, and careful monitoring of weather related effects on surface equipment.

General and administrative (“G&A”) expenses for the first quarter of 2014 were $8.5 million compared to $5.4 million for the first quarter of 2013. Share-based compensation expenses are included in the employee compensation and related expenses, totaling $3.7 million in the first quarter of 2014 compared to $1.3 million in the first quarter of 2013. The increase in G&A expense is attributed primarily to the hiring of new personnel as the Company continues to expand operations.

Adjusted EBITDA was $9.0 million for the first quarter of 2014, as compared to $2.2 million for the first quarter of 2013, reflecting a 309% increase. Adjusted Net Income was $2.5 million for the first quarter of 2014, as compared to $1.1 million for the first quarter of 2013, reflecting a 127% increase. Adjusted EBITDA and Adjusted Net Income are non-GAAP financial measures. For additional information please refer to the reconciliation of these measures at the end of this news release.

Semi-Annual Credit Facility Redetermination

Effective May 1, 2014, the Company and its lending syndicate completed the semi-annual borrowing base redetermination of its revolving credit facility. Emerald and its lenders entered into an amendment which increases the Company’s borrowing base to $100 million from the previous $75 million. The facility is currently undrawn. Emerald expects the next borrowing base redetermination will take place in October of 2014.

Hedging Activity

In conjunction with its credit facility redetermination, the Company increased the hedging parameters available under the Credit Agreement, changing the notional volumes to 60% of anticipated production from proved reserves. The Company is now hedged at the maximum allowed until its scheduled October 2014 redetermination. The Company has the following outstanding commodity derivative contracts as of March 31, 2014, pro forma for additional swap contracts executed subsequent to quarter end:

Settlement Period	Oil (Bbls)	Fixed Price
Oil Swaps
April 1, 2014 – December 31, 2014	74,818	$91.00
April 1, 2014 – December 31, 2014	22,000	90.05
April 1, 2014 – December 31, 2014	54,000	94.30
April 1, 2014 – December 31, 2014	24,800	94.18
April 1, 2014 – December 31, 2014	226,080	97.38
May 1, 2014 – December 31, 2014	471,000	96.83
2014 Total/Average	872,698	$96.07

January 1, 2015 – February 28, 2015	13,876	$91.00
January 1, 2015 – February 28, 2015	5,000	90.05
January 1, 2015 – February 28, 2015	10,000	94.30
January 1, 2015 – February 28, 2015	8,100	94.18
January 1, 2015 – March 31, 2015	30,000	93.50
January 1, 2015 – March 31, 2015	15,000	93.63
January 1, 2015 – March 31, 2015	15,000	94.25
2015 Total/Average	96,976	$93.24

White Deer Energy Share and Warrant Registration

In accordance with certain registration rights connected with previous offerings, the Company is planning to file a shelf registration statement registering the shares of the Company’s common stock and the shares of common stock issuable upon exercise of the warrants held by White Deer Energy. White Deer is a long-term shareholder in Emerald and is increasing its funds liquidity by placing its shares in a standard prime brokerage account.

Conference Call

Emerald will host a conference call on Tuesday, May 6, 2014 at 9:00 a.m. Eastern Time (7:00 a.m. Mountain Time) to discuss financial and operational results for the quarter and year end.

Emerald Oil, Inc. Q1 2014 Financial and Operational Results Conference Call
Date:	Tuesday, May 6, 2014
Time:	9:00 a.m. Eastern Time
8:00 a.m. Central Time
7:00 a.m. Mountain Time
6:00 a.m. Pacific Time
Webcast:	Live and rebroadcast over the Internet at the Emerald Oil website
Website:	www.emeraldoil.com
Telephone Dial-In:	877-407-8831 (toll-free) and 201-493-6736 (international)

Telephone Replay:	Available through Tuesday, May 13, 2014
877-660-6853 (toll-free) and 201-612-7415 (international)
Passcode: 413333

About Emerald

Emerald is an independent exploration and production operator that is focused on acquiring acreage and developing wells in the Williston Basin of North Dakota and Montana, targeting the Bakken and Three Forks shale oil formations and Pronghorn sand oil formation. Emerald is based in Denver, Colorado. More information about Emerald can be found at www.emeraldoil.com.

Forward-Looking Statements

This press release may include “forward-looking statements” within the meaning of the securities laws. All statements other than statements of historical facts included herein may constitute forward-looking statements. Forward-looking statements in this document may include statements regarding the Company’s expectations regarding the Company’s operational, exploration and development plans; expectations regarding the nature and amount of the Company’s reserves; and expectations regarding production, revenues, cash flows and recoveries. When used in this press release, the words "will," "potential," "believe," "estimate," "intend," "expect," "may," "should," "anticipate," "could," "plan," "predict," "project," "profile," "model," or their negatives, other similar expressions or the statements that include those words, are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, fluctuations in oil and natural gas prices, uncertainties inherent in estimating quantities of oil and natural gas reserves and projecting future rates of production and timing of development activities, competition, operating risks, acquisition risks, liquidity and capital requirements, the effects of governmental regulation, adverse changes in the market for the Company’s oil and natural gas production, dependence upon third-party vendors, and other risks detailed in the Company’s periodic report filings with the Securities and Exchange Commission.

EMERALD OIL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	March 31, 2014	December 31, 2013
ASSETS
CURRENT ASSETS
Cash and Cash Equivalents	$195,962,712	$144,255,438
Restricted Cash	6,000,000	15,000,512
Accounts Receivable – Oil and Natural Gas Sales	8,811,512	8,715,821
Accounts Receivable – Joint Interest Partners	30,846,505	31,523,204
Other Receivables	245,754	577,409
Prepaid Expenses and Other Current Assets	358,627	206,299
Total Current Assets	242,225,110	200,278,683
PROPERTY AND EQUIPMENT
Oil and Natural Gas Properties, Full Cost Method, at cost:
Proved Oil and Natural Gas Properties	301,018,391	211,015,067
Unproved Oil and Natural Gas Properties	117,014,820	57,015,315
Equipment and Facilities	3,509,922	1,837,744
Other Property and Equipment	1,279,887	890,811
Total Property and Equipment	422,823,020	270,758,937
Less – Accumulated Depreciation, Depletion and Amortization	(54,519,514)	(48,176,522)
Total Property and Equipment, Net	368,303,506	222,582,415
Restricted Cash	4,000,000	6,000,000
Fair Value of Commodity Derivatives	—	68,396
Debt Issuance Costs, Net of Amortization	5,803,472	475,157
Deposits on Acquisitions	362,770	125,368
Other Non-Current Assets	227,207	357,644
Total Assets	$620,922,065	$429,887,663
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts Payable	$79,263,138	$63,168,422
Fair Value of Commodity Derivatives	1,098,474	921,401
Accrued Expenses	12,149,221	11,821,729
Advances from Joint Interest Partners	3,138,800	2,205,538
Total Current Liabilities	95,649,633	78,117,090
LONG-TERM LIABILITIES
Convertible Senior Notes	172,500,000	—
Asset Retirement Obligations	1,083,597	692,137
Warrant Liability	15,899,000	15,703,000
Other Non-Current Liabilities	51,123	56,327
Total Liabilities	285,183,353	94,568,554

COMMITMENTS AND CONTINGENCIES

Preferred Stock – Par Value $.001; 20,000,000 Shares Authorized;
Series B Voting Preferred Stock – 5,114,633 issued and outstanding at March 31, 2014 and December 31, 2013. Liquidation preference value of $5,115 as of March 31, 2014 and December 31, 2013.	5,000	5,000

STOCKHOLDERS’ EQUITY
Common Stock, Par Value $.001; 500,000,000 Shares Authorized, 66,283,464 and 65,840,370 Shares Issued and Outstanding, respectively	66,283	65,840
Additional Paid-In Capital	418,371,593	416,301,344
Accumulated Deficit	(82,704,164)	(81,053,075)
Total Stockholders’ Equity	335,733,712	335,314,109
Total Liabilities and Stockholders’ Equity	$620,922,065	$429,887,663

EMERALD OIL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended March 31,
	2014	2013
REVENUES
Oil Sales	$18,434,808	$7,993,902
Natural Gas Sales	634,064	223,079
Net Losses on Commodity Derivatives	(798,853)	(767,604)
Total Revenues	18,270,019	7,449,377
OPERATING EXPENSES
Production Expenses	2,617,244	1,039,532
Production Taxes	2,088,736	701,856
General and Administrative Expenses	8,492,004	5,388,813
Depletion of Oil and Natural Gas Properties	6,277,232	3,156,978
Depreciation and Amortization	65,760	22,995
Accretion of Discount on Asset Retirement Obligations	15,720	6,212
Total Operating Expenses	19,556,696	10,316,386

LOSS FROM OPERATIONS	(1,286,677)	(2,867,009)

OTHER INCOME (EXPENSE)
Interest Expense	(172,086)	(179,490)
Warrant Revaluation Expense	(196,000)	(3,439,000)
Other Income	3,676	676
Total Other Expense, Net	(364,410)	(3,617,814)

LOSS BEFORE INCOME TAXES	(1,651,087)	(6,484,823)

INCOME TAX PROVISION	—	—

NET LOSS	(1,651,087)	(6,484,823)
Less: Preferred Stock Dividends and Deemed Dividends	—	(616,438)
NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	(1,651,087)	$(7,101,261)

Net Loss Per Common Share – Basic and Diluted	$(0.02)	$(0.28)

Weighted Average Shares Outstanding – Basic and Diluted	66,171,875	25,692,532

EMERALD OIL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three Months Ended March 31,
	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	$(1,651,087)	$(6,484,823)
Adjustments to Reconcile Net Loss to Net Cash Provided By Operating Activities:
Depletion of Oil and Natural Gas Properties	6,277,232	3,156,978
Depreciation and Amortization	65,760	22,995
Amortization of Debt Issuance Costs	60,433	22,203
Accretion of Discount on Asset Retirement Obligations	15,720	6,212
Net Losses on Commodity Derivatives	798,853	767,604
Net Cash Settlements Paid on Commodity Derivatives	(553,383)	(149,208)
Warrant Revaluation Expense	196,000	3,439,000
Share-Based Compensation Expense	3,695,303	1,307,986
Changes in Assets and Liabilities:
(Increase) Decrease in Trade Receivables – Oil and Natural Gas Revenues	(95,691)	1,330,271
(Increase) Decrease in Accounts Receivable – Joint Interest Partners	676,699	(7,023,135)
Decrease in Other Receivables	331,655	903,198
(Increase) in Prepaid Expenses and Other Current Assets	(152,328)	(25,813)
(Decrease) in Other Non-Current Assets	130,437	85,675
Increase in Accounts Payable	1,437,236	531,714
Increase (Decrease) in Accrued Expenses	(1,933,484)	407,417
Increase in Other Non-Current Liabilities	(5,204)	—
Increases in Advances from Joint Interest Partners	933,262	1,414,686
Increase in Deposits Received for Assets Available for Sale	—	664,862
Net Cash Provided By Operating Activities	10,227,413	377,822
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of Other Property and Equipment	(389,076)	(73,480)
Restricted Cash Released	11,000,512	—
Payments of Restricted Cash	(2,648,721)
Increase in Deposits for Acquisitions	(237,402)	—
Use of Prepaid Drilling Costs	—	98,155
Proceeds from Sale of Oil and Natural Gas Properties, Net of Transaction Costs	238,069	9,673,953
Investment in Oil and Natural Gas Properties	(133,570,168)	(22,718,360)
Net Cash Used For Investing Activities	(125,606,786)	(13,019,732)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from Issuance of Preferred Stock, Net of Transaction Costs	—	47,183,994
Proceeds from Issuance of Convertible Senior Notes, Net of Transaction Costs	167,111,252	—
Advances on Revolving Credit Facility and Term Loan	35,000,000	—
Payments on Revolving Credit Facility	(35,000,000)	(8,323,650)
Preferred Stock Dividends and Deemed Dividends	—	(616,438)
Cash Paid for Finance Costs	(24,605)	—
Net Cash Provided by Financing Activities	167,086,647	38,243,906
NET INCREASE IN CASH AND CASH EQUIVALENTS	51,707,274	26,601,996
CASH AND CASH EQUIVALENTS – BEGINNING OF PERIOD	144,255,438	10,192,379
CASH AND CASH EQUIVALENTS – END OF PERIOD	$195,962,712	$35,794,375
Supplemental Disclosure of Cash Flow Information
Cash Paid During the Period for Interest	$—	$163,663
Cash Paid During the Period for Income Taxes	$—	$—
Non-Cash Financing and Investing Activities:
Oil and Natural Gas Properties Included in Account Payable	$74,798,660	$31,784,701
Stock-Based Compensation Capitalized to Oil and Natural Gas Properties	$660,969	$99,552
Asset Retirement Obligation Costs and Liabilities	$375,740	$47,141
Common Stock Issued for Oil and Natural Gas Properties	$—	$6,736,935

In addition to reporting net income (loss) as defined under GAAP, we also present net earnings before interest, income taxes, depletion, depreciation, and amortization, accretion of discount on asset retirement obligations, impairment of oil and natural gas properties, net gain on acquisition of business, net gain on sale of oil and natural gas properties, net gain (loss) from mark-to-market on commodity derivatives, less cash settlements received (paid) and non-cash expenses relating to share based payments recognized under ASC Topic 718 (“Adjusted EBITDA”), which is a non-GAAP performance measure. Adjusted EBITDA consists of net earnings after adjustment for those items described in the table below. Adjusted EBITDA does not represent, and should not be considered an alternative to GAAP measurements, such as net income (loss) (its most directly comparable GAAP measure), and our calculations thereof may not be comparable to similarly titled measures reported by other companies. By eliminating the items described below, we believe the measure is useful in evaluating its fundamental core operating performance. We also believe that Adjusted EBITDA is useful to investors because similar measures are frequently used by securities analysts, investors, and other interested parties in their evaluation of companies in similar industries. Our management uses Adjusted EBITDA to manage our business, including in preparing our annual operating budget and financial projections. Our management does not view Adjusted EBITDA in isolation and also uses other measurements, such as net income (loss) and revenues to measure operating performance. The following table provides a reconciliation of net loss to Adjusted EBITDA for the periods presented:

	Three Months Ended March 31,
	2014	2013
Net loss	$(1,651,087)	$(6,484,823)
Less: Preferred stock dividends and deemed dividends	—	(616,438)
Net loss attributable to common stockholders	(1,651,087)	(7,101,261)
Add: Interest expense	172,086	179,490
Accretion of discount on asset retirement obligations	15,720	6,212
Depletion, depreciation and amortization	6,342,992	3,179,973
Stock-based compensation	3,695,303	1,307,986
Warrant revaluation expense	196,000	3,439,000
Preferred stock dividends	—	616,438
Net losses on commodity derivatives	798,853	767,604
Less: Net cash settlements paid on commodity derivatives	(553,383)	(149,208)
Adjusted EBITDA	$9,016,484	$2,246,234

In addition to reporting net income (loss) as defined under GAAP, Emerald also presents net earnings before the effect of any unrealized gain (loss) from mark-to-market on commodity derivatives, mark-to-market on Emerald’s warrant liability (“adjusted income (loss)”), and share based compensation expense, which is a non-GAAP performance measure. Adjusted income (loss) consists of net earnings after adjustment for those items described in the table below. Adjusted income (loss) does not represent, and should not be considered an alternative to GAAP measurements, such as net income (loss), and Emerald’s calculations thereof may not be comparable to similarly titled measures reported by other companies. By eliminating the items described below, Emerald believes the measure is useful in evaluating Emerald’s fundamental core operating performance. The Company also believes that adjusted income (loss) is useful to investors because similar measures are frequently used by securities analysts, investors, and other interested parties in their evaluation of companies in similar industries. Emerald’s management uses adjusted income to manage Emerald’s business, including in preparing Emerald’s annual operating budget and financial projections. Emerald’s management does not view adjusted income (loss) in isolation and also uses other measurements, such as net income (loss) and revenues to measure operating performance. The following table provides a reconciliation of net income (loss), to adjusted income (loss) for the periods presented:

	Three Months Ended March 31,
	2014	2013
Net loss	$(1,651,087)	$(6,484,823)
Less: Preferred stock dividends and deemed dividends	—	(616,438)
Net loss attributable to common stockholders	(1,651,087)	(7,101,261)
Net losses on commodity derivatives	798,853	767,604
Net cash settlements paid on commodity derivatives	(553,383)	(149,208)
Warrant revaluation expense	196,000	3,439,000
Stock based compensation expense	3,695,303	1,307,986
Adjusted income (loss)	$2,485,686	$(1,735,879)

Adjusted income (loss) per share – basic	$0.04	$(0.07)

Weighted average shares outstanding – basic	66,171,875	25,692,535

Corporate Contact:

Emerald Oil, Inc.

Ryan Smith

Vice President of Capital Markets & Strategy

(303) 323-0008

info@emeraldoil.com

www.emeraldoil.com